EXHIBIT 23.1
                                                                    ------------


                    Consent of Independent Public Accountants


       As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-82889, No. 333-87337, No. 333-42344, and No. 333-34424.




Boston, Massachusetts
April 16, 2001